Oak Value Trust
                    (formerly The Tuscarora Investment Trust)

                                 Code of Ethics
                                 August 28, 2000
       (as amended November 14, 2000, January 4, 2001 and March 20, 2003)

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Oak Value Trust (the  "Fund") is  confident  that its  trustees and officers act with integrity and good faith. The Fund recognizes, however, that personal interests may conflict with the interests of shareholders. In an effort to prevent any conflicts of interest and in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), the Fund has adopted this Code of Ethics (the "Code") to address transactions that may create conflicts of interest, and to establish reporting requirements and enforcement procedures.

This Code is based on the principle that the trustees and officers of the Fund have a fiduciary duty to place the interests of shareholders first and to conduct all personal securities transactions in a manner that does not interfere with Fund transactions or otherwise take unfair advantage of the relationship of the trustees and officers to the Fund. Fund personnel must adhere to this general principle as well as comply with the specific provisions of this Code. Technical compliance with this Code will not insulate from scrutiny trades which indicate an abuse of an individual's fiduciary duty.

A.   STATEMENT OF GENERAL PRINCIPLES
     -------------------------------

In recognition of the trust and confidence placed in the Fund by its shareholders, and to give effect to the belief that the Fund's operations should be directed to the benefit of its shareholders, the Fund hereby adopts the following general principles to guide the actions of its trustees and officers:

     (1) The interests of the Fund and its shareholders are paramount. In conducting themselves and the operations of the Fund, all Fund personnel must place the interests of the shareholders before their own.

     (2) The personal securities transactions of Fund personnel must be effected in such a way as to avoid a conflict between the personal interests of Fund personnel and the interests of the Fund's shareholders.

     (3) Fund personnel must avoid actions or activities that allow such a person, or a member of his or her family to profit or benefit from his or her position with the Fund, or that otherwise call into question such person's independent judgment.

B.   DEFINITIONS
     -----------

     (1)  "ACCESS PERSON" means:

          o    any trustee or officer of the Fund;
          o any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security for the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and


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          o    any  natural  person  in a control  relationship  to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Covered Security for the Fund.

     (2) "ALTERNATE REVIEW OFFICER" is any person appointed by the Fund to review the reports of the Compliance Officer or to perform such other duties as may be required to assist the Compliance Officer in fulfilling his or her obligations under this Code.

     (3) "BENEFICIAL OWNERSHIP" of a security is to be interpreted in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. This means that a person will generally be considered to have "beneficial ownership" of any security in which he or she has direct or indirect pecuniary (monetary) interest. In addition, a person will be deemed to have "beneficial ownership" of securities held by his or her spouse, minor children, a relative who shares the same home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared investment power.

     (4) "COMPLIANCE OFFICER" means the person(s) appointed by the Fund to administer the provisions of this Code. Where this Code requires action by the Compliance Officer, the Compliance Officer will consult with such management personnel of the Fund as may be appropriate under the circumstances.

     (5) "CONTROL" has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) of the 1940 Act provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company; however, this presumption may be countered by the facts and circumstances of a given situation.

     (6) "COVERED SECURITY" has the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, and includes stocks, bonds, investment contracts, profit-sharing agreements, transferable shares, options on securities, limited partnership interests, or in general any interest or instrument commonly known as a "security." However, in the case of an interest in a limited partnership that invests in securities, the Covered Security will be the interest in the limited partnership, and not the underlying securities in which the partnership invests, provided that the partnership receives investment advice based on its investment objectives rather than on the individual investment objectives of its limited partners.

          Covered Security does not include:
          o    direct obligations of the Government of the United States;
          o bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
          o    shares issued by registered open-end investment companies; and
          o any instrument that is not a security as defined in Section 2(a)(36) of the 1940 Act. These instruments include, but are not limited to:

               o    futures contracts;
               o    options on a futures contracts;

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               o    general partnership  interests,  provided generally that the general partnership interest entitles the owner to exercise management control over the partnership; and
               o    direct interests in real estate.

     (7) "INDEPENDENT TRUSTEE" means a trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

     (8) "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     (9) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (i.e., a private placement).

     (10) "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the writing of an option to purchase or sell a Covered Security and any securities convertible into a Covered Security.

     (11) A Covered Security "HELD OR TO BE ACQUIRED" means (i) any Covered Security which, within the most recent fifteen days (A) is or has been held by the Fund, or (B) is being or has been considered for purchase by the Fund; and (ii) any option to purchase or sell, any security convertible into or exchangeable for, any such Covered Security.

     (12) A Covered Security is "BEING PURCHASED OR SOLD" by the Fund from the time when a purchase or sale decision has been made or a purchase or sale program has been transmitted to the person who places buy and sell orders for the Fund until the time when such program has been fully completed or terminated.

C.   RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS
     ------------------------------------------------

     (1) PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION. No Access Person will, in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security held or to be acquired by the
          Fund:

          o    employ any device, scheme or artifice to defraud the Fund;
          o make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
          o engage in any act, practice or course of business which would operate as fraud or deceit on the Fund; or
          o    engage in any manipulative practice with respect to the Fund.

     (2) PRE-CLEARANCE REQUIRED. Unless specifically excepted under this Code, no Access Person may purchase or sell, directly or indirectly, any Covered Security in which such Access Person has (or by reason of such transaction acquires) any Beneficial Ownership without obtaining prior approval from the Compliance Officer in the manner prescribed by the Compliance Officer. This pre-clearance requirement also applies to Covered Securities proposed to be acquired by an Access Person in a Limited Offering.


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     (3)  PRE-CLEARANCE  OF  INITIAL  PUBLIC  OFFERINGS.  No Access  Person  may
          directly or indirectly acquire beneficial ownership of any Covered Security in an Initial Public Offering without prior approval and clearance from the Compliance Officer and appropriate management personnel. Clearance may be granted if the Compliance Officer and management agree that, due to the nature of the investment, the possibility of conflicts is very unlikely to arise and the risk of abuse is minimal or non-existent.

     (4) BLACKOUT PERIOD ON PERSONAL SECURITIES TRANSACTIONS. Except as specifically permitted by this Code, no Access Person may purchase or sell, directly or indirectly, any Covered Security in which such Access Person has (or by reason of such transaction acquires) any Beneficial Ownership on the same day that the same (or a related) Covered Security is being purchased or sold for the Fund.

     (5) LIMITS ON PERSONAL GIFTS. No Access Person will accept from any person or entity (including shareholders and vendors) that does business with or on behalf of the Fund ("Business Associate") a personal gift of more than de minimis value without the prior approval of the Compliance Officer. For purposes of this paragraph, "de minimis" means a fair market value of $250 or less. The solicitation or giving of personal gifts by Access Persons is also prohibited without prior approval. The Compliance Officer may exempt individuals or groups of individuals from the restrictions of this paragraph where the risk of abuse is minimal or non-existent.

          In   addition, these restrictions do not apply to:
          o    Usual and customary  promotional  items given to or received from
               Business Associates (e.g., hats, pens, T-shirts, mugs, and similar items marked with logos);
          o    Normal  and  customary  business  meals  and  entertainment  with
               Business Associates. For example, if an Access Person has a business meal or attends a sporting event or show with a Business
               Associate, that activity would not be subject to the restrictions of this paragraph, provided the Business Associate is present.
               If, on the other hand, the Business Associate provides tickets to a sporting event and the Access Person attends the event without the Business Associate also being present, the tickets would be subject to the dollar limit set forth above; and
          o    Gifts based on family and personal relationships.

     (5) LIMITS ON DIRECTORSHIPS OF PUBLICLY TRADED COMPANIES. No Access Person may serve on the board of directors of a publicly traded company, absent prior written authorization from the Compliance Officer. The Compliance Officer will grant authorization only if the Compliance Officer determines in his or her reasonable judgment based on the facts known at the time and, if necessary, consultation with appropriate management personnel of the Fund, that board service would not be inconsistent with the interests of the Fund and its shareholders. In the event board service is authorized, such individuals serving as directors will be isolated from those making investment decisions regarding the publicly traded company through procedures designed to safeguard against potential conflicts of interest, such as Chinese Wall policies or investment restrictions.

     (6) PERSONAL BENEFIT. No Access Person will cause or attempt to cause the Fund to purchase, sell or hold any Covered Security in a manner calculated to create any personal benefit to such Access Person or a member of his or her family. If an Access Person or a member of his or her family stands to materially benefit from an investment decision for

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          the Fund that the Access Person is recommending or in which the Access
          Person is participating, the Access Person will disclose to the Compliance Officer and persons with authority to make investment decisions for the Fund, any beneficial interest that the Access Person or a member of his or her family has in such Covered Security (or a related security), or the issuer thereof, where the decision could create a material benefit to the Access Person or a member of his or her family or the appearance of impropriety.

D.   EXEMPTIONS FROM PRE-CLEARANCE
     -----------------------------

     (1) INDEPENDENT TRUSTEES. The pre-clearance requirements of this Code shall not apply to purchases and sales by Independent Trustees.

     (2) EXEMPT TRANSACTIONS. Transactions in the following Covered Securities are not subject to pre-clearance:

          (a)  DRIPS.   Purchases   of  equity   securities   held  in  dividend
               reinvestment plans ("DRIPs").

          (b) RIGHTS OFFERINGS. Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (c) BROAD-BASED INDEX OPTIONS. Purchases or sales of index options or other securities that derive their value from indices designated by the Compliance Officer as broad-based.

          (d) OTHER. Purchases or sales of other securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

E.   APPLICATION OF PRE-CLEARANCE REQUIREMENT
     ----------------------------------------

     (1) DE MINIMIS TRANSACTIONS. The Compliance Officer will generally grant clearance for the purchase or sale of any Covered Security by an Access Person if such purchase or sale qualifies as "de minimis" under this paragraph; provided, however, that clearance requests will not be granted for transactions in Covered Securities that are being considered for purchase or sale for the Fund, even if the transaction would qualify as de minimis under this paragraph.

          In determining whether a particular transaction is de minimis under this paragraph, the Compliance Officer will consult with investment management personnel and/or counsel, as appropriate. For this purpose, a transaction will be deemed "de minimis" if it satisfies any of the following standards:

          o NUMBER OF SHARES. Any transaction in an actively traded Covered Security for 1,000 shares or less. In the case of a less liquid Covered Security, the Compliance Officer will use a share amount threshold that is appropriate in light of the trading characteristics of the Covered Security and the potential for harm to the interests of the Fund and its shareholders;


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          o    DOLLAR  VALUE OF  TRANSACTION.  Any  transaction  in an  actively traded Covered Security with a dollar value of $25,000 or less. In the case of a less liquid security, the Compliance Officer will use a dollar amount threshold that is appropriate in light of the trading characteristics of the Covered Security and the potential for harm to the interests of the Fund and its shareholders; or

          o RECENT TRADING VOLUME. Any transaction in a Covered Security that is less than 2% of the average daily trading volume for the past 10 days.

     (2) BLACKOUT PERIOD. Unless they qualify under paragraphs 1 of this section, the Compliance Officer will not grant clearance for securities transactions involving Covered Securities that are prohibited under the blackout period described in paragraph 4 of section C because the Covered Security (or a related security) is being purchased or sold by the Fund on the same day. Such "related securities" include options and convertible securities. Thus, in the case of options, clearance will not be granted if the underlying security is being purchased or sold, or considered for purchase or sale by the Fund. Similarly, clearance will not be granted for convertible securities if either the convertible securities themselves or the securities into which they are convertible are being purchased or sold by the Fund.

     (3) SPECIAL CONSIDERATIONS FOR LIMITED OFFERINGS. In determining whether to approve a request for the purchase or sale of securities in a Limited Offering, the Compliance Officer will consider, among other things, the following:

          o POSSIBILITY OF FUTURE IMPACT ON THE FUND. The Compliance Officer will consider whether there is any reasonable likelihood that the company making the Limited Offering, or any companies it owns or controls, might in the foreseeable future make an Initial Public Offering of securities that might be appropriate investments for the Fund. Among other things, the Compliance Officer will, as appropriate, consult with persons with the authority to make investment decisions for the Fund to determine whether, based on a reasonable judgment and the facts known at the time of the pre-clearance request, such securities would reasonably be expected to be appropriate investments for the Fund.

          o SIZE OF INVESTMENT. The Compliance Officer will consider the size of the potential investment (i.e., the percent of outstanding securities of the issuing entity of which the Access Person will be deemed to have Beneficial Ownership).

     (4) DISCRETION OF COMPLIANCE OFFICER. Notwithstanding the provisions of paragraph 1 of this section, the Compliance Officer may refuse to grant clearance for any transaction if he or she deems the transaction to involve a conflict of interest, possible diversion of a corporate opportunity, or any appearance of impropriety.

     (5) PRE-CLEARANCE OF THE COMPLIANCE OFFICER'S PERSONAL SECURITIES TRANSACTIONS. The Compliance Officer will clear his or her own personal securities transactions in advance through the Alternate Review Officer who will fulfill the duties of the Compliance Officer with regard to the Compliance Officer's pre-clearance requests.

     (6) EFFECTIVENESS OF PRE-CLEARANCE. Clearance is effective, unless earlier revoked, until the earlier of: (i) the close of business on the trading day such clearance was granted, or (ii)



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          the time the Access Person learns that the information provided to the
          Compliance Officer in such Access Person's request for clearance is not accurate. The Compliance Officer may grant a limited extension of the effectiveness of clearance for one (1) additional day if the Compliance Officer and management agree that, due to the nature of the investment, the possibility of a conflict of interest is very unlikely to arise. Clearance may be revoked at any time by the Compliance Officer or the Alternate Review Officer. Clearance requests will not be granted for transactions in Covered Securities that are being considered for purchase or sale for the Fund. This paragraph relates to all transactions, regardless of whether they would qualify as DE MINIMIS.

F.   REPORTING OBLIGATIONS
     ---------------------

     (1) INITIAL HOLDINGS REPORT. Each Access Person must submit a list of all Covered Securities for which such Access Person had any direct or indirect Beneficial Ownership, as well as a list of any broker, dealer or bank account in which any securities are held for the direct or indirect benefit of the Access Person, as of the date such Access Person first becomes subject to this Codess.L/F reporting requirements. The Initial Holdings Report must be submitted to the Compliance Officer within 10 days of the date the Access Person becomes subject to this Codess.s reporting requirements. An Initial Holdings Report Form is attached as EXHIBIT A. INDEPENDENT TRUSTEES ARE NOT REQUIRED TO SUBMIT AN INITIAL HOLDINGS REPORT PURSUANT TO THIS PARAGRAPH.

     (2) ANNUAL HOLDINGS REPORT. On an annual basis, each Access Person must submit to the Compliance Officer a list of all Covered Securities for which such Access Person has any direct or indirect Beneficial Ownership, as well as a list of any broker, dealer or bank account in which any securities are held for the direct or indirect benefit of the Access Person. The list of Covered Securities and accounts contained in the Annual Holdings Report must be current as of a date no more than 30 days before the submission of the Annual Holdings Report. An Annual Holdings Report Form is attached as EXHIBIT B. INDEPENDENT TRUSTEES ARE NOT REQUIRED TO SUBMIT ANNUAL HOLDINGS REPORTS PURSUANT TO THIS PARAGRAPH.

     (3)  QUARTERLY TRANSACTION REPORTS.

          (a) On a quarterly basis, each Access Person must report any transaction during a quarter in a Covered Security in which such Access Person has (or by virtue of the transaction acquires) any direct or indirect Beneficial Ownership, as well as any broker, dealer or bank account established during the quarter in which securities are held for the direct or indirect benefit of the Access Person. Each Access Person must submit the Quarterly Transaction Report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Transaction Report Form is included as EXHIBIT C.

          (b) In the event that no reportable transactions occurred during the quarter and no securities accounts were opened, the Access Person is still required to submit a Quarterly Transaction Report. The Access Person should note on the report that there were no reportable items during the quarter, and return it, signed and dated.

          (c) An Access Person is not required to list security transactions on a Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or periodic account statements received by the Compliance


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               Officer. In order to rely on this reporting mechanism, the Access
               Person  must  arrange  for  the  Compliance  Officer  to  receive duplicate  copies of trade  confirmations  and  periodic  account
               statements   directly   from   the   broker-dealer.   The   trade
               confirmations and periodic account statements must contain all required information and the Quarterly Transaction Report must be received by the Compliance Officer NO LATER THAN 10 days after the end of the calendar quarter.

          (d) Independent Trustees shall report personal securities transactions only if the Independent Trustee knew at the time of the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that during the 15 day period immediately preceding or following the date of the Independent Trustee's transaction, the Covered Security was purchased or sold, or was being considered for purchase or sale, by the Fund.

               The "should have known" standard does not:
               o    imply a duty of inquiry;
               o presume that an Independent Trustee should have deduced or extrapolated information about the purchases and sales of the Fund from discussions or memoranda dealing with the Fund's investment strategies; or
               o impute knowledge from an Independent Trustee's awareness of the Fund's portfolio holdings, market considerations, or investment policies, objectives and restrictions.

     (4) EXEMPTIONS FROM REPORTING. Access Persons are not subject to the reporting requirements in (1), (2), and (3) above for purchases or sales effected for any account over which the Access Person does not have any direct or indirect influence or control.

     (5) ALTERNATE REVIEW OFFICER. The Compliance Officer will submit his or her own reports required by this section to the Alternate Review Officer who will fulfill the duties of the Compliance Officer with regard to the Compliance Officer's own reports.

     (6) DISCLAIMER OF BENEFICIAL OWNERSHIP. Any report required by this section may contain a statement that the report will not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

G.   REVIEW AND ENFORCEMENT
     ----------------------

     (1) The Compliance Officer will notify each person who becomes an Access Person of the Fund and who is required to report under this Code of their reporting requirements NO LATER THAN 10 days before the first quarter in which such person is required to begin reporting.

     (2) The Compliance Officer will, on a quarterly basis, compare all reported personal securities transactions with completed transactions of the Fund during the period to determine whether a violation of this Code may have occurred. In determining whether a violation occurred, the Compliance Officer will consult with appropriate management personnel of the Fund and they will consider the facts and circumstances surrounding the


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          occurrence  along  with the  explanation  and  discussion  thereof  by interested and/or involved parties and their supervisors.

     (3) If a violation is found to have occurred, the Compliance Officer and appropriate management personnel of the Adviser will impose, after consultation with outside counsel (as appropriate), such corrective action as they deem appropriate under the circumstances.

H.   RESPONSIBILITIES TO THE BOARD OF TRUSTEES OF THE FUND
     -----------------------------------------------------

     (1) ANNUAL WRITTEN REPORT. At least annually, the Fund and the Adviser will provide to the Board of Trustees, and the Board of Trustees will consider, a written report that:

          (a) Describes any issues arising under the relevant code of ethics that arose during the prior year (or since the last report to the Board of Trustees), including, but not limited to, information about material violations of the codes and any resulting sanctions; and

          (b) Certifies that the Fund or the Adviser, as applicable, has adopted procedures reasonably necessary to prevent their access persons from violating their respective codes of ethics.

     (2) MATERIAL AMENDMENTS TO THE CODE. The Fund and the Adviser will promptly report to the Board of Trustees in writing any material amendment to their respective codes of ethics.

I.   INTERRELATIONSHIP WITH OTHER CODES OF ETHICS
     --------------------------------------------

     (1) SINGLE REPORTING OBLIGATION. A person who is both an Access Person of the Fund and an access person of the Adviser or BISYS Fund Services, Inc. (the "Administrator") is only required to report under and otherwise comply with the code of ethics of the Adviser or the Administrator, as applicable; provided, however, that such code has been adopted pursuant to and in compliance with Rule 17j-1.

     (2) PROCEDURES. The Adviser and Administrator will each promptly furnish to the Fund, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Fund's Code.

J.   RECORDS
     -------

The Fund will maintain records in the manner and to the extent set forth below. Such records will be available for examination by representatives of the Securities and Exchange Commission.

     (1) A copy of this Code and any other code of ethics adopted by the Fund that is, or at any time within the past five years has been, in effect (maintained in an easily accessible place).

     (2) A record of any violation of this Code and of any action taken or sanction imposed as a result of any such violation (maintained in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurs).



--------------------------------------------------------------------------------
                                       9

     (3) A copy of each report submitted under this Code, including any information provided in lieu of any such reports made under the Code (maintained for a period of at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place).

     (4) A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, and those persons who are or were responsible for reviewing the reports (maintained in an easily accessible place).

     (5) A copy of each annual report required by paragraph 1 of section H of this Code (maintained for at least five years from the end of the fiscal year in which such annual report is made, the first two years in an easily accessible place).

     (6) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in a Limited Offering (maintained for at least five years after the end of the fiscal year in which the approval is granted).

K.   MISCELLANEOUS
     -------------

     (1) CONFIDENTIALITY. All reports of securities transactions and any other information filed with the Fund pursuant to this Code will be treated as confidential; provided, however, that copies of such reports and information may be disclosed to the Securities and Exchange Commission or as may otherwise be required to comply with applicable law.

     (2) INTERPRETATION OF PROVISIONS. The Fund may from time to time adopt such interpretations of this Code as it deems appropriate.

     (3) ANNUAL CERTIFICATION OF COMPLIANCE. Within 10 days of becoming an Access Person, and each year thereafter, each such person will sign and return the compliance certification attached as EXHIBIT D.


--------------------------------------------------------------------------------
                                       10

                                                                   As of 7.15.04

                                    ADDENDUM
                                    --------

                                 Oak Value Trust

                  Individuals Referenced in the Code of Ethics
                                 August 28, 2000

--------------------------------------------------------------------------------

Access Persons
--------------

None

Independent Trustees
--------------------

C. Russell Bryan
John M. Day
Joseph T. Jordan, Jr.
Charles T. Manatt

Compliance Officer(s)
---------------------

Margaret C. Landis, Compliance Officer
Angel W. Webster, Compliance Associate

Alternate Review Officer(s)
---------------------------

David R. Carr, Jr.
Rosanne S. Lissow
Lynne D. McMannen


--------------------------------------------------------------------------------
                                       11





                                                                                                          Exhibit A
                                                                                                          ---------
                                               Oak Value Trust
                                Quarterly Personal Securities Transaction Report

-------------------------------------------------------------------------------------------------------------------
Name of Reporting                                           Calendar Quarter
Person:                  __________________________         Ended:                 ___________________________

Date Report Due:         __________________________         Date Submitted:        ___________________________

I.  SECURITIES TRANSACTIONS*  (Note:  Transactions in both Public and Private (i.e., limited offerings) Covered
    Securities are required to be reported, unless otherwise exempted under the Code.)

-------------------------------------------------------------------------------------------------------------------
    Date of        Name of Issuer      No. of         Principal         Type of        Price      Name of Broker,
  Transaction           and          Shares (if   Amount, Maturity    Transaction                  Dealer or Bank
                      Title of      applicable)       Date and        (e.g., buy,                    Effecting
                  Covered Security                  Interest Rate    sell or other)                 Transaction
                                                   (if applicable)
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

____ I had no transactions  involving  Covered  Securities  during the preceding calendar quarter that were required to be reported.

____ I had  transactions  involving  Covered  Securities  during  the  preceding calendar  quarter for non-OVCM accounts and I  have either  supplied all of the required  information  on  this form or have arranged for the Compliance  Officer to receive duplicate copies of trade confirmations and periodic account statements that contain all of the information listed above.

*    The  report  or  recording  of any  transaction  noted  above  will  not be construed as an admission that
     I have  beneficial ownership of one or more of the Covered Securities reported above.

II.  SECURITIES ACCOUNTS

If you established a securities account during the quarter, please provide the following information:

---------------------------------------------------------------------------------------------------------------------
      Name of Broker, Dealer or Bank             Date Account was Established       Name(s) on and Type of Account
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------

____ I did not establish a securities account during the preceding calendar quarter.

I certify  that I have  included  on this  report  all  transactions  in Covered Securities and accounts required to be reported pursuant to the Code of Ethics.

_____________________________________________                           _____________________________________________
(Signature)                                                                 (Date)



                                                         12

                                                                                                          Exhibit B
                                                                                                          ---------
                                               Oak Value Trust
                                            Initial Holdings Report

-------------------------------------------------------------------------------------------------------------------

Name of Reporting                                           Date Person Became
Person:                  _____________________________      Subject to the Code:   _____________________________

Date Report Due:         _____________________________      Date Submitted:        _____________________________

Information Provided                                        [NOTE: Date person became subject to Code and as of
as of:                   _____________________________      date should be the same.]

Securities Holdings*  (Note:  Holdings in both Public and Private (i.e., limited offerings) Covered Securities are required to be reported, unless otherwise exempted under the Code.)

--------------------------------------------------------------------------------------------------------------------
                 Name of Issuer and                         No. of Shares         Principal Amount, Maturity Date
              Title of Covered Security                    (if applicable)       and Interest Rate (if applicable)
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

____ I have no holdings in Covered Securities to report.

____ I have  holdings  in Covered  Securities  to report  and I have either supplied all of the required  information on this form or have attached a copy of my most recent  account  statement  that contains all of the information listed above.

*    The report or  recording  of any  holding in Covered  Securities  noted above will not be  construed  as an admission  that I have  beneficial ownership of one or more of the Covered Securities reported above.

Securities Accounts

------------------------------------------------------------------------------------------------------------------
             Name of Broker, Dealer or Bank                           Name(s) on and Type of Account
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

____ I have no securities accounts to report.

I certify that I have included on this report all holdings in Covered Securities and accounts required to be reported pursuant to the Code of Ethics.

_____________________________________________                           _____________________________________________
(Signature)                                                                 (Date)



                                                         13


                                                                                                          Exhibit C
                                                                                                          ---------
                                                   Oak Value Trust
                                                Annual Holdings Report

-------------------------------------------------------------------------------------------------------------------

Name of Reporting                                           Calendar Year Ended:
Person:                  _____________________________                             _____________________________

Date Report Due:         _____________________________      Date Submitted:        _____________________________

Information Provided                                        [NOTE: Information should be current as of a date no
as of:                   _____________________________      more than 30 days before this report is submitted.]

Securities Holdings*  (Note:  Holdings in both Public and Private (i.e., limited offerings) Covered Securities are required to be reported, unless otherwise exempted under the Code.)

-------------------------------------------------------------------------------------------------------------------
         Name of Issuer and                   No. of Shares                Principal Amount, Maturity Date
      Title of Covered Security              (if applicable)              and Interest Rate (if applicable)
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
____ I have no holdings in Covered Securities to report for the year.
____ I have holdings in Covered  Securities  in non-OVCM  accounts to report and I have either supplied all of the required  information  on  this form or  have  attached  a copy  of my most  recent  account  statement  that contains all of the information listed above.

*    The report or  recording of any  holdings  in  Covered  Securities  noted  above  will not be construed as an admission that I have  beneficial  ownership of one or more of the Covered Securities reported above.

Securities Accounts

--------------------------------------------------------------------------------------------------------------------
          Name of Broker, Dealer or Bank              Date Account Was         Name(s) on and Type of Account
                                                         Established
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

____ I have no securities accounts to report for the year.

I certify that I have included on this report all holdings in Covered Securities and accounts required to be reported pursuant to the Code of Ethics.


_____________________________________________                           _____________________________________________
(Signature)                                                                 (Date)



                                                         14


                                                                                                          Exhibit D
                                                                                                          ---------

                                                 Oak Value Trust
                                             Compliance Certification

-------------------------------------------------------------------------------------------------------------------

                                              Initial Certification

I certify that I:
     o    have received, read and reviewed the Code of Ethics;
     o    understand the policies and procedures in the Code;
     o   recognize that I am subject to such policies and procedures;
     o    understand the penalties for non-compliance;
     o    will fully comply with the Code of Ethics; and
     o    have fully and accurately completed this Certification.

Signature:              _________________________           Date Submitted:       _________________________

Name:                   _________________________           Due Date:             _________________________
                        (please print)

-------------------------------------------------------------------------------------------------------------------

                                               Annual Certification

I certify that I:
     o    have received, read and reviewed the Code of Ethics;
     o    understand the policies and procedures in the Code;
     o    recognize that I am subject to such policies and procedures;
     o    understand the penalties for non-compliance;
     o have complied with the Code of Ethics and any applicable reporting requirements during this past year;
     o have fully disclosed any exceptions to my compliance with the Code below;
     o    will fully comply with the Code of Ethics; and
     o    have fully and accurately completed this Certification.

Exceptions:

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------



Signature:              _________________________           Date Submitted:       _________________________

Name:                   _________________________           Due Date:             _________________________
                        (please print)


                                                         15